Exhibit 99.1

Media and Investor Contact:

Jeff Horwitz

Investor Relations

312.292.5130

investorinfo@ryerson.com

Ryerson Reports Second Quarter 2017 Results

Top-Line Growth with Higher Average Selling Prices and Tons Sold

Help Neutralize Industry-Wide Margin Compression

Q2 2017 Highlights:

•	Reported net income attributable to Ryerson Holding Corporation of $0.6 million, or $0.02 per diluted share. Generated Adjusted EBITDA, excluding LIFO of $51.5 million, compared to $54.3 million in the first quarter of 2017 and $56.0 million in the second quarter of 2016.

•	Gained market share with shipments up 4.2 percent in the second quarter of 2017 compared to the first quarter of 2017, and compared to industry volume that decreased 1.6 percent in North America according to the Metals Service Center Institute (MSCI).

•	Average selling prices increased by 3.1 percent compared to the first quarter of 2017, and 15.4 percent compared to the second quarter of 2016.

•	Even with the sequential improvement in pricing and sold volumes, second quarter 2017 warehousing, delivery, selling, general and administrative expenses of $116.7 million were slightly lower compared to first quarter 2017 of $117.3 million.

•	Improved inventory days of supply to 68.9 days compared to 74.4 days of supply in the second quarter of 2016, the second consecutive quarter below 70 days of supply.

•	Margin compression and muted pricing power as seen through the second quarter has stabilized moving into the third quarter where we expect margin expansion to return mid-quarter amidst macro industry indicators showing firming and relative stability in demand and bellwether material prices.

CHICAGO – August 3, 2017 – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and value-added processor of industrial metals, today reported results for the second quarter ended June 30, 2017.

Eddie Lehner, Ryerson’s President and Chief Executive Officer, said, “First and always top of mind, I thank our customers for their continuing support and my Ryerson colleagues for a job well done in the quarter. Ryerson executed admirably despite conflicting and volatile factors impacting our industry, making the most of our opportunities given muted pricing power leading to margin compression. We grew market share, demonstrated better expense leverage, and further improved working capital efficiency, managing our days of supply below 70 days for the second consecutive quarter despite significant price deflation in carbon and nickel commodities. These are accomplishments and competencies that remain when the transitory impacts of volatility dissipate. Although price-driver deflation blunted pricing power in the quarter relative to rising inventory replacement costs, a better balance appears to be emerging between inventory replacement costs and selling prices moving into the third quarter, along with potentially improving carbon and stainless pricing dynamics. Ryerson continues generating and realizing self-help opportunities while improving and strengthening the business to the benefit of all Ryerson stakeholders.”

Second Quarter 2017 Financial Results

Revenues were $875.4 million for the second quarter of 2017, up 7.5 percent from the first quarter of 2017 and up 18.3 percent for the year-ago quarter. Tons sold increased by 4.2 percent in the second quarter of 2017 compared to the first quarter of 2017, and 2.6 percent compared to the year-ago period. Additionally, average selling prices per ton increased 3.1 percent in the second quarter of 2017 compared to the first quarter of 2017, and 15.4 percent compared to the second quarter of 2016.

Ryerson’s gross margin was 16.0 percent for the second quarter of 2017, compared to 19.7 percent in the first quarter of 2017 and 22.0 percent for the year-ago period. Included in cost of materials sold was LIFO expense of $14.2 million for the second quarter of 2017, compared to net LIFO income of $0.7 million for the first quarter of 2017 and net LIFO income of $7.0 million in the second quarter of 2016. Gross margin, excluding LIFO decreased to 17.7 percent for the second quarter of 2017, compared to 19.6 percent in the first quarter of 2017 and 21.1 percent in the year-ago period. Average inventory costs rose significantly faster than Ryerson’s average selling prices in the second quarter of 2017, leading to margin compression. A reconciliation of gross margin to gross margin, excluding LIFO is included below in this news release.

Warehousing, delivery, selling, general and administrative expense decreased by $0.6 million, or 0.5 percent, for the second quarter of 2017 compared to the first quarter of 2017. Compared to the year-ago period, expenses increased by $3.6 million, or 3.2 percent. Ryerson demonstrated expense leverage in the second quarter of 2017 as warehousing, delivery, selling, general and administrative expenses declined to 13.3 percent of sales compared to 14.4 percent in first quarter of 2017 and 15.3 percent in the second quarter of 2016. Erich Schnaufer, Ryerson’s Chief Financial Officer, said, “We continue to improve and effectively manage our expenses by leveraging our scale to efficiently deliver our value-added products and services while improving the customer experience.”

Net income attributable to Ryerson Holding Corporation was $0.6 million, or $0.02 per diluted share, for the second quarter of 2017, compared to net income of $14.8 million, or $0.40 per diluted share, in the first quarter of 2017, and $5.6 million, or $0.17 per diluted share, in the second quarter of 2016. Excluding a loss on the retirement of debt, and impairment charges on assets, net income attributable to Ryerson Holding Corporation in the second quarter of 2016 was $16.9 million, or $0.52 per diluted share.

Adjusted EBITDA, excluding LIFO was $51.5 million in the second quarter of 2017, compared to $54.3 million in the first quarter of 2017 and $56.0 million in the year-ago period. Reconciliations of Adjusted EBITDA, excluding LIFO and net income attributable to Ryerson Holding Corporation and earnings per share, excluding impairment charges on assets, and losses on retirement of debt to net income attributable to Ryerson Holding Corporation are included below in this news release.

Second Quarter 2017 Working Capital and Liquidity

In the second quarter of 2017, Ryerson’s inventory balance stood at 68.9 days of supply compared to 69.1 days in the first quarter of 2017 and 74.4 days in the year-ago quarter. Additionally, Ryerson maintained ample liquidity to finance growth in the second quarter of 2017. As of June 30, 2017, borrowings were $377 million on our primary revolving credit facility with additional availability of $266 million. Including cash, marketable securities, and availability from foreign sources, Ryerson’s total liquidity was $326 million compared to $302 million in the first quarter of 2017.

Third Quarter 2017 Commentary

Although the outcome of the Section 232 investigations involving steel and aluminum imports to the U.S. market are not yet known, gross margins are expected to stabilize as replacement costs that peaked in the second quarter appear to be moderating. Global supply and demand fundamentals appear to be firming; the U.S. dollar has retraced from post-election highs while imports appear to be hitting a soft pocket in the third quarter of 2017 as compared to the second quarter of 2017. Demand patterns remain generally positive for our key end markets compared to last year, and Ryerson anticipates these conditions to continue into the third quarter. If average inventory costs reset and realign with market prices over the next several quarters without negative inflections in key drivers, Ryerson expects its commercial, expense, and inventory management efforts to lead to gross margin stabilization as the third quarter progresses.

Second Quarter 2017 Business Metrics

	Second Quarter 2017	First Quarter 2017	Second Quarter 2016	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (In thousands)	518	497	505	4.2%	2.6%
Average selling price/ton	$1,690	$1,639	$1,465	3.1%	15.4%
Average cost/ton	1,419	1,316	1,142	7.8%	24.3%
Average cost/ton, excluding LIFO	1,392	1,317	1,156	5.7%	20.4%

Second Quarter 2017 Major Product Metrics

	Tons Shipped (Tons in thousands)					Average Selling Price per Ton Shipped
	Second Quarter 2017	First Quarter 2017	Second Quarter 2016	Sequential Quarter Change	Year-Over- Year Change	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	390	374	385	4.3%	1.3%	4.4%	18.2%
Aluminum	52	50	50	4.0%	4.0%	2.6%	3.2%
Stainless steel	74	71	68	4.2%	8.8%	2.2%	18.2%

	Net Sales (Dollars in millions)
	Second Quarter 2017	First Quarter 2017	Second Quarter 2016	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	$443	$407	$370	8.8%	19.7%
Aluminum	191	179	178	6.7%	7.3%
Stainless steel	229	215	178	6.5%	28.7%

Six Months Ended June 30, 2017 Business Metrics

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	Year-Over-Year Change
Tons shipped (In thousands)	1,015	983	3.3%
Average selling price/ton	$1,665	$1,467	13.5%
Average cost/ton	1,368	1,151	18.9%
Average cost/ton, excluding LIFO	1,355	1,173	15.5%

Six Months Ended June 30, 2017 Major Product Metrics

	Tons Shipped (Tons in thousands)			Average Selling Price per Ton Shipped
	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	Year-Over-Year Change	Year-Over-Year Change
Carbon steel	764	750	1.9%	16.4%
Aluminum	102	97	5.2%	0.5%
Stainless steel	145	131	10.7%	15.3%

	Sales (Dollars in millions)
	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	Year-Over-Year Change
Carbon steel	$850	$717	18.5%
Aluminum	371	351	5.7%
Stainless steel	443	347	27.7%

Earnings Call Information

Ryerson will host a conference call to discuss its second quarter 2017 results Friday, August 4, at 10 a.m. Eastern Time. Participants may access the conference call by dialing 877-201-0168 (Domestic) and 647-788-4901 (International) and using conference ID 43411640. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. A replay will be available at the same website for 90 days.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson employs around 3,500 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above, and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data—Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	2017		2016	First Six Months Ended June 30,
	Second Quarter	First Quarter	Second Quarter	2017	2016
NET SALES	$875.4	$814.5	$739.8	$1,689.9	$1,442.4
Cost of materials sold	735.0	653.9	576.8	1,388.9	1,131.8

Gross profit	140.4	160.6	163.0	301.0	310.6
Warehousing, delivery, selling, general and administrative	116.7	117.3	113.1	234.0	222.4

OPERATING PROFIT	23.7	43.3	49.9	67.0	88.2
Other income and (expense), net (1)	(0.9)	0.3	(18.3)	(0.6)	(13.0)
Interest and other expense on debt	(22.8)	(21.8)	(21.9)	(44.6)	(43.9)

INCOME BEFORE INCOME TAXES	—	21.8	9.7	21.8	31.3
Provision (benefit) for income taxes	(0.8)	6.8	4.3	6.0	12.4

NET INCOME	0.8	15.0	5.4	15.8	18.9
Less: Net income (loss) attributable to noncontrolling interest	0.2	0.2	(0.2)	0.4	(0.2)

NET INCOME ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$0.6	$14.8	$5.6	$15.4	$19.1

EARNINGS PER SHARE
Basic	$0.02	$0.40	$0.17	$0.41	$0.60

Diluted	$0.02	$0.40	$0.17	$0.41	$0.59

Shares outstanding—basic	37.2	37.1	32.1	37.2	32.1
Shares outstanding—diluted	37.3	37.3	32.2	37.3	32.2

Supplemental Data:
Tons shipped (000)	518	497	505	1,015	983
Shipping days	64	64	64	128	128

Average selling price/ton	$1,690	$1,639	$1,465	$1,665	$1,467
Gross profit/ton	271	323	323	297	316
Operating profit/ton	46	87	99	66	90
LIFO expense (income), net per ton	27	(1)	(14)	13	(22)

LIFO expense (income), net	$14.2	$(0.7)	$(7.0)	$13.5	$(21.8)
Depreciation and amortization expense	11.5	10.7	10.7	22.2	21.6
Cash flow from operating activities	(48.6)	(32.5)	(44.4)	(81.1)	2.6
Capital expenditures	(6.2)	(4.0)	(7.9)	(10.2)	(13.3)

(1)	The second quarter of 2016 includes a loss of $15.1 million on the repurchase of debt and an other-than-temporary charge of $2.8 million related to our investment in an available-for-sale security. The first six months of 2016 include a loss of $6.9 million on the repurchase of debt and an other-than-temporary impairment charge of $2.8 million related to our investment in an available-for-sale security.

See Schedule 1 for Condensed Consolidated Balance Sheets

See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation

See Schedule 3 for EPS reconciliation

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$76.9	$80.7
Restricted cash	1.3	1.0
Receivable, less provision for allowances, claims and doubtful accounts of $5.7 in 2017 and $4.6 in 2016	434.2	326.0
Inventories	648.0	563.4
Prepaid expenses and other current assets	28.1	26.7

Total current assets	1,188.5	997.8
Property, plant and equipment, at cost	718.6	668.7
Less: accumulated depreciation	298.7	280.5

Property, plant and equipment, net	419.9	388.2
Deferred income taxes	9.7	24.4
Other intangible assets	50.0	40.8
Goodwill	115.3	103.2
Deferred charges and other assets	4.4	4.3

Total assets	$1,787.8	$1,558.7

Liabilities
Current liabilities:
Accounts payable	$349.6	$230.4
Salaries, wages and commissions	35.3	36.8
Other accrued liabilities	41.9	37.7
Short-term debt	23.3	19.2
Current portion of deferred employee benefits	8.3	8.3

Total current liabilities	458.4	332.4
Long-term debt	1,012.7	944.3
Deferred employee benefits	274.0	298.8
Taxes and other credits	65.3	32.5

Total liabilities	1,810.4	1,608.0

Commitments and contingencies
Equity
Ryerson Holding Corporation stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at 2017 and 2016	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 37,389,361 and 37,345,117 shares issued at 2017 and 2016, respectively	0.4	0.4
Capital in excess of par value	376.5	375.4
Accumulated deficit	(96.8)	(112.2)
Treasury stock, at cost—Common stock of 212,500 shares in 2017 and 2016	(6.6)	(6.6)
Accumulated other comprehensive loss	(298.3)	(307.8)

Total Ryerson Holding Corporation Stockholders’ Equity	(24.8)	(50.8)
Noncontrolling interest	2.2	1.5

Total Equity (Deficit)	(22.6)	(49.3)

Total Liabilities and Stockholders’ Equity	$1,787.8	$1,558.7

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income Attributable to Ryerson Holding Corporation to EBITDA

and Gross profit to Gross profit excluding LIFO

(Dollars in millions)

	2017		2016	First Six Months Ended June 30,
	Second Quarter	First Quarter	Second Quarter
				2017	2016
Net income attributable to Ryerson Holding Corporation	$0.6	$14.8	$5.6	$15.4	$19.1
Interest and other expense on debt	22.8	21.8	21.9	44.6	43.9
Provision (benefit) for income taxes	(0.8)	6.8	4.3	6.0	12.4
Depreciation and amortization expense	11.5	10.7	10.7	22.2	21.6

EBITDA	$34.1	$54.1	$42.5	$88.2	$97.0
Reorganization	1.4	0.5	1.8	1.9	3.1
Foreign currency transaction (gains) losses	0.7	(0.3)	0.3	0.4	3.2
Loss on retirement of debt	—	—	15.1	—	6.9
Impairment charges on assets	0.2	—	2.8	0.2	2.8
Purchase consideration and other transaction costs	0.9	0.7	0.4	1.6	1.9
Other adjustments	—	—	0.1	—	0.1

Adjusted EBITDA	$37.3	$55.0	$63.0	$92.3	$115.0

Adjusted EBITDA	$37.3	$55.0	$63.0	$92.3	$115.0
LIFO expense (income), net	14.2	(0.7)	(7.0)	13.5	(21.8)

Adjusted EBITDA, excluding LIFO income, net	$51.5	$54.3	$56.0	$105.8	$93.2

Net sales	$875.4	$814.5	$739.8	$1,689.9	$1,442.4
Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of net sales	5.9%	6.7%	7.6%	6.3%	6.5%

Gross profit	$140.4	$160.6	$163.0	$301.0	$310.6
Gross margin	16.0%	19.7%	22.0%	17.8%	21.5%

Gross profit	$140.4	$160.6	$163.0	$301.0	$310.6
LIFO expense (income), net	14.2	(0.7)	(7.0)	13.5	(21.8)

Gross profit, excluding LIFO expense (income), net	$154.6	$159.9	$156.0	$314.5	$288.8

Gross margin, excluding LIFO expense (income), net	17.7%	19.6%	21.1%	18.6%	20.0%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), net, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), net, which is calculated as gross profit plus LIFO expense (or minus LIFO income), net, divided by net sales. We have excluded LIFO expense (income), net from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), net, gross margin, excluding LIFO expense (income), net, and Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of sales may differ from that of other companies.

Schedule 3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Net Income and Earnings per Share Excluding Impairment Charges

on Assets and Loss on Retirement of Debt

(Dollars and Shares in Millions, Except Per Share Data)

	2017		2016	First Six Months Ended June 30,
	Second Quarter	First Quarter	Second Quarter
				2017	2016
Net income attributable to Ryerson Holding Corporation	$0.6	$14.8	$5.6	$15.4	$19.1
Impairment charges on assets	0.2	—	2.8	0.2	2.8
Loss on retirement of debt	—	—	15.1	—	6.9
Provision (benefit) for income taxes	(0.1)	—	(6.6)	(0.1)	(3.7)

Net income attributable to Ryerson Holding Corporation, excluding impairment charges on assets and loss on retirement of debt	$0.7	$14.8	$16.9	$15.5	$25.1

Earnings per share, excluding impairment charges on assets and loss on retirement of debt
Basic	$0.02	$0.40	$0.53	$0.42	$0.78

Diluted	$0.02	$0.40	$0.52	$0.42	$0.78

Shares outstanding—basic	37.2	37.1	32.1	37.2	32.1

Shares outstanding—diluted	37.3	37.3	32.2	37.3	32.2

Note:	Net income and Earnings per share excluding impairment charges on assets and loss on retirement of debt is presented to provide a means of comparison with periods that do not include impairment charges on assets and losses on retirement of debt.